UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2023

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BTCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 19, 2023, Biotricity Inc. (the “Company”) entered into a security purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the issuance and sale of 220 shares of the Company’s newly designated Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), at a purchase price of $9,090.91 per share of Preferred Stock, or gross proceeds of $2,000,000.

Shares of Series B Preferred Stock and shares of Common Stock of the Company that are issuable upon conversion of, or as dividends on, the Series B Preferred Stock were offered, and will be issued, pursuant to the Prospectus Supplement, filed September 19, 2023, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-255544) filed with the Securities and Exchange Commission on April 27, 2021, and declared effective May 4, 2021.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

Pursuant to the Purchase Agreement, on September 19, 2023, the Company filed a certificate of designations of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Nevada Secretary of State designating 600 shares of the Company’s shares of Preferred Stock as Series B Convertible Preferred Stock and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Preferred Shares. Each share of Series B Preferred Stock has a stated value of $10,000 per share.

The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the holders of the majority of the outstanding shares of Series B Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Holders of Series B Preferred Stock will be entitled to receive cumulative dividends (“Dividends”), in shares of common stock or cash on the stated value at an annual rate of 8% (which will increase to 15% if a Triggering Event (as defined in the Certificate of Designations) occurs. Dividends will be payable upon conversion of the Series B Preferred Stock, upon any redemption, or upon any required payment upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations).

Holders of Series B Preferred Stock will be entitled to convert shares of Series B Preferred Stock into a number of shares of common stock determined by dividing the stated value (plus any accrued but unpaid dividends and other amounts due) by the conversion price. The initial conversion price is $3.50, subject to adjustment in the event the Company sells common stock at a price lower than the then-effective conversion price. Holders may not convert the Series B Preferred Stock to common stock to the extent such conversion would cause such holder’s beneficial ownership of common stock to exceed 4.99% of the outstanding common stock. In addition, the Company will not issue shares of common stock upon conversion of the Series B Preferred Stock in an amount exceeding 19.9% of the outstanding common stock as of the initial issuance date unless the Company receives shareholder approval for such issuances.

Holders may elect to convert shares of Series B Preferred Stock to common stock at an alternate conversion price equal to 80% (or 70% if the Company’s common stock is suspended from trading on or delisted from a principal trading market or if the Company has effected a reverse split of the common stock) of the lowest daily volume weighed average price of the common stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designations). In the event the Company receives a conversion notice that elects an alternate conversion price, the Company may, at its option, elect to satisfy its obligation under such conversion with payment in cash in an amount equal to 110% of the conversion amount.

The series B Preferred Stock will automatically convert to common stock upon the 24-month anniversary of the initial issuance date of the Series B Preferred Stock.

At any time after the earlier of a holder’s receipt of a Triggering Event notice and such holder becoming aware of a Triggering Event and ending on the 20th trading day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event notice, such holder may require the Company to redeem such holder’s shares of Series B Preferred Stock.

Upon any Bankruptcy Triggering Event (as defined in the Certificate of Designations), the Company will be required to immediately redeem all of the outstanding shares of Series B Preferred Stock.

The Company will have the right at any time to redeem all or any portion of the Series B Preferred Stock then outstanding at a price equal to 110% of the stated value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series B Preferred Stock will have the right to vote on an as-converted basis with the common stock, subject to the beneficial ownership limitation set forth in the Certificate of Designations.

The foregoing summary of the Series B Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations for the Series B Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Voting Agreement

In connection with the Purchase Agreement, the Company and certain of the Company’s stockholders entered into a voting agreement, agreeing to vote their shares of the Company in favor of the transactions contemplated under the Purchase Agreement and against any proposal or other corporate action that would result in a breach of the Purchase Agreement and any transaction document entered in connection therewith.

The foregoing summary of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

The information provided in Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations filed with the Secretary of State on September 19, 2023
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2023

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer